Exhibit 5

[Letterhead of]

C R A V A T H,  S W A I N E  &  M O O R E  L L P

[New York Office]

May 1, 2009

American Water Works Company, Inc. and American Water Capital Corp.

Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel for American Water Works Company, Inc., a Delaware corporation (“American Water”), and American Water Capital Corp., a Delaware corporation (“AWCC” and, together with American Water, the “Companies”), in connection with the filing by the Companies with the Securities and Exchange Commission (the “Commission”) of a registration statement (the “Registration Statement”) on Form S-3 under the Securities Act of 1933 (the “Securities Act”) relating to the registration under the Securities Act and the proposed issuance and sale from time to time pursuant to Rule 415 under the Securities Act of (a) common stock of American Water (the “Common Stock”), (b) debt securities of AWCC in one or more series (the “Debt Securities”) to be issued under an indenture, the form of which is attached to the Registration Statement as Exhibit 4.5 (the “Indenture”), (c) depositary shares of American Water (the “Depositary Shares”) representing a fractional interest in a share of Preferred Stock (as defined below), (d) preferred stock of American Water (the “Preferred Stock”), (e) contracts to purchase shares of Common Stock or other securities of American Water at a future date or dates (“Stock Purchase Contracts”), (f) stock purchase units of American Water consisting of a Stock Purchase Contract and Debt Securities, Preferred Stock, Warrants (as defined below) or debt obligations of third parties (“Stock Purchase Units”), (g) subscription rights of American Water to purchase Common Stock, Preferred Stock, Depositary Shares or Warrants (“Subscription Rights”); (h) warrants of American Water to purchase Debt Securities, Preferred Stock or Common Stock (the “Warrants”) and (i) the support agreement of American Water (the “Support Agreement” and, together with the securities specified in clauses (a) through (h) above, the “Securities”).

In that connection, we have examined originals, or copies certified or otherwise identified to our satisfaction, of such documents, corporate records, certificates of corporate officers and government officials and other instruments as we have deemed necessary or appropriate for the purposes of this opinion.

In rendering our opinion, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies, the authenticity of the originals of such latter documents. As to all documents of fact material to this opinion that have not been independently established, we have relied upon certificates or comparable documents of officers and representatives of the Companies and documents furnished to us by the Companies without independent verification of their accuracy.

Based upon and subject to the foregoing, and assuming that: (i) the Registration Statement and any amendments thereto (including post-effective amendments) will have become effective and comply with all applicable laws; (ii) the Registration Statement will be effective and will comply with all applicable laws at the time the Securities are offered or issued as contemplated by the Registration Statement; (iii) a prospectus supplement, pricing supplement or term sheet will have been prepared and filed with the Securities and Exchange Commission describing the Securities offered thereby and will comply with all applicable laws; (iv) none of the terms of any Security to be established subsequent to the date hereof, nor the issuance and delivery of such Security, nor the compliance by American Water or AWCC with the terms of such Security will violate any applicable law or will result in a violation of any provision of any instrument or agreement then binding upon American Water or AWCC, as applicable, or any restriction imposed by any court or governmental body having jurisdiction over American Water or AWCC, as applicable; (v) all Securities will be issued and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement and the appropriate prospectus supplement; (vi) a definitive purchase, underwriting or similar agreement with respect to any Securities offered or issued will have been duly authorized and validly executed and delivered by American Water or AWCC and the other parties thereto and (vii) any Securities issuable upon conversion, exchange or exercise of any Security being offered or issued will be duly authorized, created and, if appropriate, reserved for issuance upon such conversion, exchange or exercise, we are of the opinion that:

1. With respect to shares of Common Stock, when both (A) the board of directors or a duly constituted and acting committee thereof (such Board of Directors or committee being hereinafter referred to as the “Board”) of American Water has taken all necessary corporate action to approve the issuance of and the terms of the offering of the shares of Common Stock and related matters and (B) the shares of Common Stock have been duly issued and delivered either (i) in accordance with the applicable definitive purchase, underwriting or similar agreement approved by the Board of American Water upon payment of the consideration therefor (not less than the par value of the Common Stock) provided for therein or (ii) upon conversion or exercise of any other Security, in accordance with the terms of such Security or the instrument governing such Security providing for such conversion or exercise as approved by the Board of American Water, for the consideration approved by the Board of American Water (not less than the par value of the Common Stock), then the shares of Common Stock will be validly issued, fully paid and nonassessable;

2. With respect to the Debt Securities to be issued under the Indenture, when (A) the Trustee is qualified to act as the Trustee under the Indenture, (B) the Trustee has duly executed and delivered the Indenture and any supplemental indenture thereunder, (C) the Indenture and any supplemental indenture thereunder has been duly authorized and validly executed and delivered by AWCC to the Trustee, (D) the Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended, (E) the Board of American Water and AWCC, as applicable, have taken all necessary corporate action to approve the issuance and terms of such Debt Securities, the terms of the offering thereof and related matter and (F) such Debt Securities have been duly executed, authenticated, issued and delivered in accordance with the provisions of the Indenture, any supplemental indenture and the applicable definitive purchase, underwriting or similar agreement approved by the Board of American Water and AWCC, as applicable, upon payment of the consideration therefor provided for therein, such Debt Securities will be validly issued and will constitute valid and binding obligations of AWCC enforceable against AWCC in accordance with their terms (subject to applicable bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws in effect and subject to general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or at law);

3. With respect to the Depositary Shares, when (A) the Board of American Water has taken all necessary corporate action to approve the issuance and terms of the Depositary Shares, the terms of the offering thereof, and related matters, including the adoption of a Certificate of Designations relating to such Preferred Stock (a “Certificate”) relating to the Preferred Stock underlying such Depositary Shares and the filing of the Certificate with the Secretary of State of the State of Delaware, (B) the deposit agreement or agreements relating to the Depositary Shares and the related depositary receipts have been duly authorized and validly executed and delivered by American Water and the depositary appointed by American Water, (C) the shares of Preferred Stock underlying such Depositary Shares have been deposited with a bank or trust company (which meets the requirements for the Depositary set forth in the Registration Statement) under the applicable deposit agreement and (D) the depositary receipts representing the Depositary Shares have been duly executed, countersigned, registered and delivered in accordance with the appropriate deposit agreement and the applicable definitive purchase, underwriting or similar agreement approved by the Board of American Water upon payment of the consideration therefor provided for therein, the Depositary Shares will be validly issued;

4. With respect to shares of Preferred Stock, when both (A) the Board of American Water has taken all necessary corporate action to approve the issuance and terms of the shares of Preferred Stock, the terms of the offering thereof, and related matters, including the adoption of a Certificate and the filing of the Certificate with the Secretary of State of the State Delaware and (B) the shares of Preferred Stock have been duly issued and delivered for either (i) in accordance with the applicable definitive purchase, underwriting or similar agreement approved by the Board of American Water upon payment of the consideration therefor (not less than the par value of the Preferred Stock) provided for therein or (ii) upon conversion or exercise of any other Security or the instrument governing such Security providing for such conversion or exercise as approved by the Board of American Water, for the consideration approved by the Board of American Water (not less than the par value of the Preferred Stock), then the shares of Preferred Stock will be validly issued, fully paid and nonassessable;

5. With respect to Stock Purchase Contracts, when (i) the purchase agreement for the Stock Purchase Contracts has been duly authorized and validly executed by the parties thereto; (ii) the Board of American Water has taken all necessary corporate action to approve and establish the terms of the Stock Purchase Contracts and to authorize and approve the issuance thereof, the terms of the offering and related matters and (iii) the Stock Purchase Contracts have been duly executed and delivered in accordance with the purchase agreement and the applicable definitive purchase, underwriting or similar agreement approved by or on behalf of the Board of American Water, then upon payment of the consideration therefore provided for therein, the Stock Purchase Contracts will be legally issued;

6. With respect to Stock Purchase Units, when (i) the purchase agreement for the Stock Purchase Units has been duly authorized and validly executed by the parties thereto, (ii) the Board of American Water has taken all necessary corporate action to approve and establish the terms of the Stock Purchase Units and to authorize and approve the issuance thereof, the terms of the offering and related matters and (iii) the Stock Purchase Units have been duly executed and delivered in accordance with the purchase agreement and the applicable definitive purchase, underwriting or similar agreement approved by or on behalf of the Board of American Water, then upon payment of the consideration therefor provided therein, the Stock Purchase Units will be legally issued;

7. With respect to Subscription Rights, when (i) the Board of American Water has taken all necessary corporate action to approve the issuance and terms of the offering thereof and related matters and (ii) certificates representing the Subscription Rights have been duly executed, countersigned, registered and delivered, the Subscription Rights will be legally issued; and

8. With respect to the Warrants, when (A) the Board of American Water has taken all necessary corporate action to approve the creation of and the issuance and terms of the Warrants, the terms of the offering thereof, and related matters, (B) the warrant agreement or agreements relating to the Warrants have been duly authorized and validly executed and delivered by American Water and the warrant agent appointed by American Water and (C) the Warrants or certificates representing the Warrants have been duly executed, countersigned, registered and delivered in accordance with the appropriate warrant agreement or agreements and the applicable definitive purchase, underwriting or similar agreement approved by the Board of American Water, upon payment of the consideration therefor provided for therein, the Warrants will be validly issued.

9. The Support Agreement constitutes a legal, valid and binding obligation of American Water, enforceable against American Water in accordance with its terms (subject to applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and other similar laws affecting creditors’ rights generally from time to time in effect and to general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing, regardless of whether considered in a proceeding in equity or at law).

We express no opinion herein as to any provision of the Indenture or the Debt Securities that (a) relates to the subject matter jurisdiction of any federal court of the United States of America, or any federal appellate court, to adjudicate any controversy related thereto, (b) contains a waiver of an inconvenient forum, (c) relates to the waiver of rights to jury trial or (d) provides for indemnification, contribution or limitations on liability. We also express no opinion as to (i) the enforceability of the provisions of the Indenture or the Debt Securities to the extent that such provisions constitute a waiver of illegality as a defense to performance of contract obligations or any other defense to performance which cannot, as a matter of law, be effectively waived or (ii) whether a state court outside the State of New York or a federal court of the United States would give effect to the choice of New York law provided for therein.

Courts in the United States have not customarily rendered judgments for money damages denominated in any currency other than United States dollars. Section 27(b) of the Judiciary Law of the State of New York provides; however, that a judgment or decree in an action based upon an obligation denominated in a currency other than United States dollars shall be rendered in the foreign currency of the underlying obligation and converted into United States dollars at the rate of exchange prevailing on the date of the entry of the judgment or decree. We express no opinion as to whether a federal court would render a judgment other than in United States dollars.

We are admitted to practice only in the State of New York and express no opinion as to matters governed by any laws other than the laws of the State of New York and the Delaware General Corporation Law and the federal laws of the United States of America.

We understand that we may be referred to as counsel who has passed upon the validity of the Debt Securities of AWCC or the Common Stock, Depositary Shares, Preferred Stock, Stock Purchase Contracts, Stock Purchase Units, Subscription Rights, Warrants or Support Agreement of American Water, in a supplement to the prospectus forming a part of the Registration Statement, and we hereby consent to such use of our name in said Registration Statement and to the use of this opinion for filing with said Registration Statement as Exhibit 5 thereto. In giving this consent, we do not hereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ Cravath, Swaine & Moore LLP

American Water Works Company, Inc. American Water Capital Corp. c/o
American Water Works Company, Inc.
1025 Laurel Oak Road
Voorhees, NJ 08043

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